JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Anthracite Capital, Inc., and agrees that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of this 14th day of April, 2008.

RECP IV CITE CMBS EQUITY, L.P.

By:	/s/
Name:
Title:

DLJ REAL ESTATE CAPITAL PARTNERS IV, L.P.

By:	DLJ Real Estate Capital IV, L.P.,
its general partner

By:	DLJ Real Estate Capital IV, Inc.,
its general partner

By:	/s/
Name:
Title:

DLJ REAL ESTATE CAPITAL IV, L.P.

By:	DLJ Real Estate Capital IV, Inc.,
its general partner

By:	/s/
Name:
Title:

DLJ REAL ESTATE CAPITAL IV, INC.

By:	/s/
Name:
Title:

CREDIT SUISSE

By:	/s/
Name:
Title: